Exhibit 10.5

Cheniere Energy, Inc.

Summary of Compensation for Executive Officers

The executive officers of Cheniere Energy, Inc. (“Cheniere”) are “at will” employees and, except as noted below, none of them has an employment or severance agreement, other than as provided under the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan.1 The unwritten arrangements under which Cheniere’s executive officers are compensated include:

•	a salary, reviewed annually by the Compensation Committee of the Board of Directors of Cheniere;

•	eligibility for a discretionary annual cash bonus, as determined by the Compensation Committee;

•	eligibility for awards under Cheniere’s Amended and Restated 2003 Stock Incentive Plan, as determined by the Compensation Committee;

•	health, life, disability and other insurance and/or benefits; and

•	vacation, paid sick leave and all other employee benefits.

The following table sets forth the 2007 annual base salary for each of Cheniere’s executive officers:

Executive Officer	2007 Annual Base Salary
Charif Souki Chairman and Chief Executive Officer	$577,500

Stanley C. Horton President and Chief Operating Officer	$446,250

Walter L. Williams Vice Chairman	$262,500

Don A. Turkleson Senior Vice President and Chief Financial Officer	$262,500

Keith M. Meyer Senior Vice President, Marketing	$262,500

Jonathan S. Gross Senior Vice President, Exploration	$262,500

Zurab S. Kobiashvili Senior Vice President and General Counsel	$262,500

[1]

Jean Abiteboul, located in our French office, has an employment agreement with a subsidiary of Cheniere. The agreement is for an unlimited term and may be terminated by the subsidiary or Mr. Abiteboul upon three months prior notice. The agreement provides for compensation substantially similar to the arrangements described above for Cheniere’s other executive officers.

Stuart J. Wagner Senior Vice President – Corporate Development	$262,500

David B. Gorte Senior Vice President and Chief Risk Officer	$262,500

Jean Abiteboul Executive Director, Cheniere LNG Services, S.A.R.L.	$291,126	[2]

Robert K. Teague Vice President – Pipeline Operations	$200,000

[2]	Represents the US dollar equivalent of 220,500 euros based on an exchange rate of 1.3203 as of December 31, 2006.